Conformed



                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                                   Form 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


    Date of Report (date of earliest event reported) April 25, 1995


                          Beneficial Corporation
    (Exact name of registrant as specified in its charter)


            Delaware                1-1177             51-0003820
    (State or other jurisdic-    (Commission         (IRS Employer
    tion of incorporation)       File Number)     Identification No.)



    301 North Walnut Street, Wilmington, Delaware           19801
    (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code (302)425-2500


                                No Change
    (Former name or former address, if changed since last report)

    Item 5.  Other Events.


              On Tuesday, April 25, 1995, Beneficial Corporation, a Delaware corporation (the "Company"), announced earnings of $20.7 million in the first quarter of 1995 compared with $60.9 million in the first quarter of 1994. Earnings for the period were reduced by a $65 million pretax loss recorded in the quarter relating to the refund anticipation loan ("RAL") business conducted by the Company's subsidiaries. Net of tax offsets, this amounts to a loss of approximately $39 million for the RAL business in the quarter compared with approximately $18 million of aftertax profits for the RAL business in the first quarter of 1994.





                                  SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BENEFICIAL CORPORATION
                                                  (Registrant)


                                       By /s/Thomas P. McGough
                                          Thomas P. McGough
                                          Senior Vice President --
                                            Finance and Treasurer


    Dated:  April 25, 1995